UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	July 5, 2024

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	ARL	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) By letter dated July 5, 2024, Bradford A. Phillips resigned as a Member of the Board of Directors of American Realty Investors, Inc. (the “Company” or the “Issuer” or the “Registrant”). Mr. Phillips, age 59, had been a Director of the Company since March 11, 2021 when he was elected to fill a vacancy on the Board of Directors. Mr. Phillips was not a member of any committee of the Board of Directors. At the time of his resignation as a Director of the Company, Mr. Phillips stated he had no disagreement with the Company on any matter relating to the Registrant’s operations, practices, policies or procedures. A copy of Mr. Phillips letter of resignation is attached as an exhibit to this report on Form 8-K.

After giving effect to the resignation of Mr. Phillips, the Board of Directors of the Company continues to have a majority of independent directors who also constitute the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

Mr. Phillips also resigned on the same date as a Director of Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), which has its Common Stock listed and traded on the New York Stock Exchange.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(b)       Exhibits

The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit

99.6*	Resignation letter dated July 5, 2024 of Bradford A. Phillips

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 8, 2024

AMERICAN REALTY INVESTORS, INC.

By:	/s/ Erik L. Johnson
Erik L. Johnson, President and Chief
Executive Officer